EXHIBIT 99.1

Execution Copy

JOHN B. SANFILIPPO & SON, INC.

$65,000,000

4.67% Senior Notes due December 1, 2014

Note Purchase Agreement

Dated December 16, 2004

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(continued)

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(continued)

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(continued)

Page
SECTION 18. NOTICES	31
SECTION 19. REPRODUCTION OF DOCUMENTS	32
SECTION 20. CONFIDENTIAL INFORMATION	32
SECTION 21. SUBSTITUTION OF PURCHASER	33
SECTION 22. COVENANT DEFEASANCE	33
Section 22.1. Option to Elect Covenant Defeasance	33
Section 22.2. Covenant Defeasance	33
Section 22.3. Conditions to Covenant Defeasance	34
Section 22.4. Reinstatement	35
Section 22.5 Determination of Acceptable Letter of Credit Amount in the Case of Event of Default; Additional and Replacement Acceptable Letters of Credit	35
Section 22.6 Possible Return of Supplemental Letters of Credit	36
SECTION 23. MISCELLANEOUS	36
Section 23.1. Successors and Assigns	36
Section 23.2. Payments Due on Non-Business Days	36
Section 23.3. Accounting Terms	37
Section 23.4. Severability	37
Section 23.5. Construction, etc.	37
Section 23.6. Counterparts	37
Section 23.7. Governing Law	37
Section 23.8. Jurisdiction and Process; Waiver of Jury Trial	37

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Schedule A	—	Information Relating to Purchasers
Schedule B	—	Defined Terms
Schedule 5.3	—	Disclosure
Schedule 5.4	—	Affiliates
Schedule 5.5	—	Financial Statements
Schedule 5.15	—	Existing Debt
Schedule 10.5	—	Existing Liens
Exhibit 1	—	Form of 4.67% Senior Note due December 1, 2014
Exhibit 4.4(a)	—	Form of Opinion of Special Counsel for the Company
Exhibit 4.4(b)	—	Form of Opinion of Special Counsel for the Purchasers
Exhibit 7.2(a)	—	Form of Compliance Certificate

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JOHN B. SANFILIPPO & SON, INC.
2299 Busse Road
Elk Grove Village, Illinois 60007

4.67% Senior Notes due December 1, 2014

December 16, 2004

To Each of the Purchasers Listed in
Schedule A Hereto:

Ladies and Gentlemen:

     John B. Sanfilippo & Son, Inc., a Delaware corporation (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, a “Purchaser” and, collectively, the “Purchasers”) as follows:

Section 1. Authorization of Notes.

     The Company will authorize the issue and sale of $65,000,000 aggregate principal amount of its 4.67% Senior Notes due December 1, 2014 (the “Notes”, such term to include any such notes issued in substitution therefor pursuant to Section 13). The Notes shall be substantially in the form set out in Exhibit 1. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2. Sale and Purchase of Notes.

     Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Purchaser and each Purchaser will purchase from the Company, at the Closing provided for in Section 3, Notes in the principal amount specified opposite such Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Purchasers’ obligations hereunder are several and not joint obligations and no Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Purchaser hereunder.

Section 3. Closing.

     The sale and purchase of the Notes to be purchased by each Purchaser shall occur at the offices of Schiff Hardin LLP, 6600 Sears Tower, Chicago, Illinois 60606, at 10:00 a.m., Chicago time, at a closing (the “Closing”) on December 16, 2004 or on such other Business Day thereafter on or prior to December 16, 2004 as may be agreed upon by the Company and the Purchasers. At the Closing the Company will deliver to each Purchaser the Notes to be purchased by such Purchaser in the form of a single Note (or such greater number of Notes in denominations of at least $100,000 as such Purchaser may request) dated the date of the Closing and registered in such Purchaser’s name (or in the name of its nominee), against delivery by such Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 194311040415 at US Bank, 950 17th Street, Suite 350, Denver, Colorado, 80202, ABA number 102000021. If at the Closing the Company shall fail to tender such Notes to any Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Purchaser’s satisfaction, such Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing.

     Each Purchaser’s obligation to purchase and pay for the Notes to be sold to such Purchaser at the Closing is subject to the fulfilment to such Purchaser’s satisfaction, prior to or at the Closing, of the following conditions:

     Section 4.1. Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of the Closing.

     Section 4.2. Performance; No Default. The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14) no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Sections 10.2, 10.3 or 10.6 had such Sections applied since such date.

     Section 4.3. Compliance Certificates.

     (a) Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.

     (b) Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of Closing, certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.

     Section 4.4. Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of the Closing (a) from Jenner & Block LLP, counsel for the Company, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (b) from Schiff Hardin LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.

     Section 4.5. Purchase Permitted By Applicable Law, Etc. On the date of the Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact relating to the Company, its Subsidiaries and its operations as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.

     Section 4.6. Sale of Other Notes. Contemporaneously with the Closing the Company shall sell to each other Purchaser and each other Purchaser shall purchase the Notes to be purchased by it at the Closing as specified in Schedule A.

     Section 4.7. Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before the Closing the reasonable fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least one Business Day prior to the Closing.

     Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.

     Section 4.9. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5, other than with respect to the dissolution of JBS International.

     Section 4.10. Funding Instructions. On or prior to the date of the Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (i) the name and address of the transferee bank, (ii) such transferee bank’s ABA number and (iii) the account name and number into which the purchase price for the Notes is to be deposited.

     Section 4.11. Bank Consent or Amendment. The Company shall have received a consent under or an amendment to the Credit Agreement, dated as of March 31, 1998, as amended, between the Company and U.S. Bank National Association, as agent, and the lenders parties thereto, permitting the Company to issue the Notes, which amendment or consent shall be in form and substance satisfactory to such Purchaser, duly executed and delivered by the parties thereto and in full force and effect.

     Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5. Representations and Warranties of the Company.

     The Company represents and warrants to each Purchaser that as of the Closing Date:

     Section 5.1. Organization; Power and Authority. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Notes and to perform the provisions hereof and thereof. The Company does not presently purchase any “agricultural commodities” (as defined in 7 U.S.C. §499a(b)(4)) in the ordinary course of its business.

     Section 5.2. Authorization, Etc. This Agreement and the Notes have been duly authorized by all necessary corporate action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     Section 5.3. Disclosure. The Company, through its agent, William Blair & Company, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated November 2004 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum, the documents, certificates or other writings identified in Schedule 5.3 by or on behalf of the Company in connection with the transactions contemplated hereby and the financial statements listed in Schedule 5.5, in each case, delivered to the Purchasers on or prior to November 18, 2004 or listed on Schedule 5.3 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made, provided that no such representation is made as to forward-looking statements or information and projections contained therein, which the Company represents were prepared in good faith based upon assumptions believed by the Company to be reasonable. Except as disclosed in the Disclosure Documents, since September 23, 2004, there has been no change in the financial condition, operations, business, properties or prospects of the Company or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.

     Section 5.4. No Subsidiaries; Affiliates. As of the Closing the Company has no Subsidiaries. Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Affiliates, and (ii) of the Company’s directors and senior officers.

     Section 5.5. Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments). The Company and its Subsidiaries do not have any Material liabilities that are not disclosed on such financial statements or otherwise disclosed in the Disclosure Documents.

     Section 5.6. Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Notes will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.

     Section 5.7. Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority (other than routine disclosure filings with the Securities and Exchange Commission) is required in connection with the execution, delivery or performance by the Company of this Agreement or the Notes.

     Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) Except as disclosed in the Company’s Form 10-K for the Fiscal Year ending June 24, 2004 regarding the Peanut Shelling Industry Anti-Trust Investigation, there are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

     Section 5.9. Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Federal income tax liabilities of the Company and its Subsidiaries have been finally determined (whether by reason of completed audits or the statute of limitations having run) for all fiscal years up to and including the Fiscal Year ended June 27, 2002.

     Section 5.10. Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business or as a result of a sale or lease described in clauses (ii), (iii), (iv) or (v) of the definition of the “Project”) in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.

     Section 5.11. Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others.

     (b) To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any material respect any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person.

     (c) To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries.

     Section 5.12. Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code or section 4068 of ERISA, other than such liabilities or Liens as would not be individually or in the aggregate Material.

     (b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan’s most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan’s most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term “benefit liabilities” has the meaning specified in section 4001 of ERISA and the terms “current value” and “present value” have the meaning specified in section 3 of ERISA.

     (c) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.

     (d) The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.

     (e) The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by such Purchaser.

     Section 5.13. Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any person other than the Purchasers and not more than 45 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.

     Section 5.14. Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Notes to fund the transactions constituting a portion of the Project and for other working capital or general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). The Company does not own any margin stock and does not have any present intention that it will acquire any margin stock. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.

     Section 5.15. Existing Debt; Future Liens.. (a) Except as described therein, Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of September 23, 2004 (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any), since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries, other than as the result of any scheduled payments thereof. Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary and no event or condition exists with respect to any such Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

     (b) Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.5.

     (c) Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company, except as specifically indicated in Schedule 5.15.

     Section 5.16. Foreign Assets Control Regulations, Etc. (a) Neither the sale of the Notes by the Company hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States

Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     (b) Neither the Company nor any Subsidiary (i) is a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (ii) engages in any dealings or transactions with any such Person. The Company and its Subsidiaries are in compliance, in all material respects, with the USA Patriot Act.

     (c) No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, assuming in all cases that such Act applies to the Company.

     Section 5.17. Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.

     Section 5.18. Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. For the purpose of this section, the expenditures described in clause (ii)(x) of the definition of “Project” are not considered by the Purchasers to result in a Material Adverse Effect.

     (b) Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect.

     (c) Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them and has not disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and

     (d) All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.

Section 6. Representations of the Purchaser.

     Section 6.1. Purchase for Investment. Each Purchaser severally represents that it is an “accredited investor” within the meaning of Rule 501(a) of Regulation D of the Securities Act. Each Purchaser severally represents that it has had the opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Notes and to obtain any additional information. Each Purchaser severally represents that it is purchasing the Notes for its own account or for one or more separate accounts maintained by such Purchaser or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control. Each Purchaser understands that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Company is not required to register the Notes.

     Section 6.2. Source of Funds. Each Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Purchaser to pay the purchase price of the Notes to be purchased by such Purchaser hereunder:

     (a) the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed 10% of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Purchaser’s state of domicile; or

     (b) the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or

     (c) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 and, except as disclosed by such Purchaser to the Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

     (d) the Source constitutes assets of an “investment fund” (within the meaning of Part V of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part V of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of “control” in Section V(e) of the QPAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Company in writing pursuant to this clause (d); or

     (e) the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, neither the INHAM nor a person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 5% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or

     (f) the Source is a governmental plan; or

     (g) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or

     (h) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan,” “governmental plan,” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7. Information as to Company.

     Section 7.1. Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:

     (a) Monthly Statements — as soon as practicable and in any event within 30 days after the end of each monthly accounting period in each Fiscal Year, and only to the extent the Company is then required to deliver the same to one or more of its principal lenders, duplicate copies of:

        (i) a consolidated balance sheet of the Company as at the end of such monthly accounting period;

        (ii) consolidated statements of operations and cash flows of the Company and its Subsidiaries for such monthly accounting period and (in the case of all monthly accounting periods other than the last monthly accounting period in each Fiscal Year) for the portion of the Fiscal Year ending with such monthly accounting period; and

        (iii) copies of all operating statements for such monthly accounting period prepared by the Company for its internal use,

and, in the case of (i) and (ii), setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to monthly financial statements generally, and certified by a Senior Financial Officer as presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year end adjustments;

     (b) Quarterly Statements — within 60 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Quarterly Report on Form 10-Q (the “Form 10-Q”) to the extent the Company is subject to the filing requirements thereof) after the end of each Fiscal Quarter in each Fiscal Year of the Company (other than the last Fiscal Quarter of each such Fiscal Year), duplicate copies of,

        (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Quarter,

        (ii) consolidated statements of operations of the Company and its Subsidiaries, for such Fiscal Quarter, and

        (iii) a consolidated statement of cash flows of the Company and its Subsidiaries, reported on a year-to-date basis for the portion of the Fiscal Year ending with such Fiscal Quarter.

and, in the case of (ii) and (iii), setting forth in each case in comparative form the figures for the corresponding periods in the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company’s Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(b), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-Q if it shall have timely made such Form 10-Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http//www.jbssinc.com) and shall have given each Purchaser notice by electronic mail of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);

     (c) Annual Statements — within 105 days (or such shorter period as is 15 days greater than the period applicable to the filing of the Company’s Annual Report on Form 10-K (the “Form 10-K”) to the extent the Company is subject to the filing requirements thereof) after the end of each Fiscal Year of the Company, duplicate copies of

         (i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such Fiscal Year, and

         (ii) consolidated statements of operations, changes in shareholders’ equity and cash flows of the Company and its Subsidiaries for such Fiscal Year,

setting forth in each case in comparative form the figures for the previous Fiscal Year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by

        (A) an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, and

        (B) a certificate of such accountants stating that they have reviewed this Agreement and stating further whether, in making their audit, they have become aware of any condition or event that then constitutes a Default or an Event of Default, and, if they are aware that any such condition or event then exists, specifying the nature and period of the existence thereof (it being understood that such accountants shall not be liable, directly or indirectly, for any failure to obtain knowledge of any Default or Event of Default unless such accountants should have obtained knowledge thereof in making an audit in accordance with generally accepted auditing standards or did not make such an audit), provided that the delivery within the time period specified above of the Company’s Form 10-K for such Fiscal Year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, together with the accountant’s certificate described in clause (B) above (the “Accountants’ Certificate”), shall be deemed to satisfy the requirements of this Section 7.1(c), provided, further, that the Company shall be deemed to have made such delivery of such Form 10-K if it shall have timely made Electronic Delivery thereof, in which event the Company shall separately deliver, concurrently with such Electronic Delivery, the Accountants’ Certificate;

     (d) SEC and Other Reports — promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability, and compliance certificates), and (ii) each regular or periodic report, each report on Form 8-K, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC; provided that the Company shall be deemed to have made delivery of such documents if it shall have made timely Electronic Delivery thereof;

     (e) Notice of Default or Event of Default — within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;

     (f) ERISA Matters — promptly, and in any event within five days after a Responsible Officer becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or an ERISA Affiliate proposes to take with respect thereto:

        (i) with respect to any Plan, any reportable event, as defined in section 4043(c) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

        (ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multi-employer Plan that such action has been taken by the PBGC with respect to such Multi-employer Plan; or

        (iii) any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;

     (g) Notices from Governmental Authority — promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and

     (h) Requested Information — with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries (including, but without limitation, actual copies of the Company’s Form 10-Q and Form 10-K) or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.

     Section 7.2. Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a), Section 7.1(b) or Section 7.1(c) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of any such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):

     (a) Covenant Compliance — the information (including detailed calculations), in the form of Exhibit 7.2(a) attached hereto, required in order to establish whether the Company was in compliance with the requirements of Section 10.1, 10.3 and Section 10.4, inclusive, during and/or at the end of the monthly, quarterly or annual period covered by the statements then being furnished, as applicable (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and

     (b) Event of Default — a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.

     Section 7.3. Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:

     (a) No Default — if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the

Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each Subsidiary, all at such reasonable times during normal business hours and as often as may be reasonably requested in writing; and

     (b) Default — if a Default or Event of Default then exists, at the expense of the Company to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

With respect to the exercise of any rights under this Section 7.3 by any Institutional Investor, such Institutional Investor and each other holder which is an Affiliate of such Institutional Investor or whose investments in the Notes are being managed by such Institutional Investor shall act together.

Section 8. Payment and Prepayment of the Notes.

     Section  8.1. Required Prepayments.

     On June 1, 2006 and on each June 1 and December 1 thereafter to and including June 1, 2014 the Company will prepay $3,611,111.11 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2, the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment. As provided therein, the entire remaining unpaid principal balance of the Notes shall be due and payable on the stated maturity date thereof.

     Section 8.2. Optional Prepayments with Make-Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, and the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make-Whole Amount as of the specified prepayment date.

     Section 8.3. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.

     Section 8.4. Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.

     Section 8.5. Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment or prepayment of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.

     Section 8.6. Make-Whole Amount.

     “Make-Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:

     “Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

     “Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

     “Reinvestment Yield” means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1 on Bloomberg Financial Markets (“Bloomberg”) or, if Page PX1 (or its successor screen on Bloomberg) is unavailable, the Telerate Access Service screen which corresponds most closely to Page PX1 for the most recently issued actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.

     “Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

     “Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.

     “Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9. Affirmative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 9.1. Compliance with Law. Without limiting Section 10.8, the Company will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary for the ownership of their respective properties or for the conduct of their respective businesses, except in each case to the extent the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.2. Insurance. The Company will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.

     Section 9.3. Maintenance of Properties. The Company will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), to carry on its business except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

     Section 9.4. Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary, provided that neither the Company nor any Subsidiary need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (ii) the nonpayment of all such taxes, assessments and claims in the aggregate could not reasonably be expected to have a Material Adverse Effect.

     Section 9.5. Corporate Existence, Etc. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect its corporate existence. Subject to Section 10.2, the Company will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries (unless merged into the Company or a Wholly-Owned Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.

     Section 9.6. Books and Records. The Company will, and will cause each of its Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company or such Subsidiary, as the case may be.

     Section 9.7. Notes to Rank Pari Passu. The Company will cause the Notes and all other obligations hereunder to at all times be direct obligations of the Company ranking pari passu with all other present and future unsecured Debt of the Company which is not Subordinated Funded Debt.

     Section 9.8. Agricultural Liens. Notwithstanding Section 10.5 hereof, the Company will, and will cause each of its Subsidiaries to, take all actions as may be necessary to insure that (a) all “farm products” (as defined in 7 U.S.C. §1631(c)(5)) purchased in the ordinary course of business by the Company or any Subsidiary are free and clear of all Liens, including any security interests of the sellers of such farm products, and (b) in the event that the Company shall change its business in a manner which causes it or one of its Subsidiaries to purchase “agricultural commodities” (as defined in 7 U.S.C. §499a(b)(4)), all such agricultural commodities purchased in the ordinary course of business by the Company or any Subsidiary are free and clear of all Liens, including any security interests of the sellers of such agricultural commodities.

Section 10. Negative Covenants.

     The Company covenants that so long as any of the Notes are outstanding:

     Section 10.1. Financial Covenants.

     (a) Tangible Net Worth. The Company will not permit Tangible Net Worth, at the end of any monthly accounting period, to be less than the sum of (i) $113,829,000, plus (ii) an aggregate amount equal to 50% of the consolidated net income of the Company (but, in each case, only if a positive number) for each completed Fiscal Year beginning with the Fiscal Year ending on the last Thursday in June, 2005.

     (b) Leverage Ratio. The Company will not permit the Leverage Ratio as of the end of any Fiscal Quarter to be more than 3.50 to 1.00.

     (c) Fixed Charge Coverage Ratio. The Company will not permit the Fixed Charge Coverage Ratio as of the end of any Fiscal Quarter to be less than 1.20 to 1.00.

     Section 10.2. Mergers, Consolidation and Sale of Substantially All Property. The Company will not, and will not permit any of its Subsidiaries to, consolidate with or merge with any other Person or Transfer all or substantially all of its property in a single transaction or series of transactions to any Person (except that a Subsidiary of the Company may (i) consolidate with or merge with, or Transfer substantially all of its property in a single transaction or series of transactions to, the Company or another Wholly-Owned Subsidiary of the Company and (ii) Transfer all of its property in compliance with the provisions of Section 10.3), provided that the foregoing restriction does not apply to the consolidation or merger of the Company with, or the Transfer of substantially all of the property of the Company in a single transaction or series of transactions to, any Person so long as:

     (a)(i)(y) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by Transfer substantially all of the property of the Company as an entirety, as the case may be (the “Successor Person”), shall be a solvent corporation or limited liability company organized and existing under the laws of the

     United States of America, any State thereof or the District of Columbia; and (z) if the Company is not the Successor Person, the Successor Person shall have executed and delivered to each holder of Notes its assumption of the due and punctual performance and observance of each covenant and condition of this Agreement and the Notes in form and substance satisfactory to the Required Holder(s), and the Company shall have caused to be delivered to each holder of Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, in form and substance satisfactory to the Required Holder(s) to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof; or (ii) such Transfer is in compliance with the provisions of Section 10.3; and

     (b) immediately after giving effect to such transaction no Default or Event of Default would exist (and, for the purpose of determining whether after giving effect to such transaction a Default or Event or Default would exist, it shall be assumed that (i) if such transaction was not consummated as of the end of a monthly accounting period, for the purposes of Section 10.1(a), such transaction had been consummated as of the end of the monthly accounting period most recently ended prior to the date such transaction was consummated, and (ii) for the purposes of Sections 10.1(b) and 10.1(c), such transaction had been consummated on the first day of the period of the four consecutive Fiscal Quarters most recently ended on or before the date such transaction was consummated).

No such Transfer of all or substantially all of the property of the Company shall have the effect of releasing the Company or any Successor Person from its liability under this Agreement or the Notes.

     Section 10.3. Sale of Assets. Except as permitted under Section 10.2, the Company will not, and will not permit any Subsidiary to, make any Asset Disposition unless:

     (a) in the good faith opinion of the Company, the Asset Disposition is in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and is in the best interest of the Company or such Subsidiary;

     (b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist (and, for this purpose, it shall be assumed that (i) if such Asset Disposition was not consummated as of the end of a monthly accounting period, for the purposes of Section 10.1(a), such Asset Disposition had been consummated as of the end of the monthly accounting period most recently ended prior to the date such Asset Disposition was consummated, and (ii) for the purposes of Sections 10.1(b) and 10.1(c), such Asset Disposition had been consummated as of the first day of the period of the four consecutive Fiscal Quarters most recently ended on or before the date such Asset Disposition was consummated); and

     (c) immediately after giving effect to the Asset Disposition, the sum of the Disposition Values in respect of all property that was the subject of any Asset Disposition occurring in the period commencing with the first day of the Current Four Quarter Period and ending with and including the date of such Asset Disposition would not exceed 15%

of Consolidated Total Assets as of the end of the then most recently ended Fiscal Quarter. As used in this Section, the term “Current Four Quarter Period” means, as of any date, the period of four consecutive Fiscal Quarters ending on the last day of the then current Fiscal Quarter.

Notwithstanding the foregoing, to the extent the Net Proceeds Amount arising from any Transfer is applied to a Debt Prepayment Application or a Property Reinvestment Application, or any combination thereof, within 365 days after such Transfer, then such Transfer, only to such extent and only for the purpose of determining compliance with subsection (c) of this Section 10.3, shall be deemed not to be an Asset Disposition. If the Company shall fail to apply such Net Proceeds Amount as stated in such notice within such period, and such Asset Disposition would have otherwise violated this covenant, such failure shall constitute an Event of Default.

     Section 10.4. Priority Debt. The Company will not, on any date, permit the outstanding amount of all Priority Debt on such date to exceed 20% of Tangible Net Worth determined as of the last day of the then most recently ended Fiscal Quarter (or as of such date if such date shall be the last day of a Fiscal Quarter).

     Section 10.5. Liens. The Company will not, and will not permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist (upon the happening of a contingency or otherwise) any Lien on or with respect to any property (including, without limitation, any document or instrument in respect of goods or accounts receivable) of the Company or any Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom, or assign or otherwise convey any right to receive income or profits (and, for this purpose, the Company’s “priced as sold” arrangements with respect to its purchases of almonds and walnuts from growers in the ordinary course of business as customarily conducted in the past shall not be considered an assignment or conveyance of a right to receive income or profits) (unless it makes, or causes to be made, effective provision whereby the Notes will be equally and ratably secured with any and all other obligations thereby secured, such security to be pursuant to a written intercreditor agreement and other documents satisfactory in form and substance to the Required Holders), except:

     (a) Liens for taxes, assessments or other governmental charges that are not yet due and payable or the payment of which is not at the time required by Section 9.4;

     (b) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after the expiration of any such stay;

     (c) Liens incidental to the conduct of business or the ownership of properties (including landlords’, carriers’, warehousemen’s, mechanics’, materialmen’s and other similar Liens for sums) and Liens to secure (or to obtain letters of credit that secure) the performance of bids, tenders, leases, or trade contracts, or to secure statutory obligations (including obligations under workers compensation, unemployment insurance and other social security legislation), surety or appeal bonds or other Liens incurred in the ordinary course of business;

     (d) leases or subleases granted to others, easements, rights-of-way, minor survey exceptions, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of the Company or any of its Subsidiaries, provided that such Liens do not, in the aggregate, materially detract from the value of all property of the Company and its Subsidiaries taken as a whole (and, for the avoidance of doubt, no Capital Leases are intended to be permitted under this clause);

     (e) Liens on property of the Company or any of its Subsidiaries securing Debt owing to the Company or any Wholly-Owned Subsidiary;

     (f) Liens existing as of the date of Closing and listed on Schedule 10.5 hereto;

     (g) Liens incurred after the date of Closing given to secure the payment of the purchase price incurred in connection with the acquisition, construction or improvement of property (other than accounts receivable or inventory or property acquired, constructed or improved pursuant to the Project) useful and intended to be used in carrying on the business of the Company or a Subsidiary, including Liens existing on such property at the time of acquisition or construction thereof, provided that (i) the Lien shall attach solely to the property acquired, purchased, constructed or improved, (ii) at the time of acquisition, construction or improvement of such property, the aggregate amount remaining unpaid on all Debt secured by Liens on such property, whether or not assumed by the Company or a Subsidiary, shall not exceed the lesser of (y) the cost of such acquisition, construction or improvement or (z) the Fair Market Value of such property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

     (h) any Lien existing on property of a Person immediately prior to its being consolidated with or merged into the Company or a Subsidiary or its becoming a Subsidiary, or any Lien existing on any property acquired by the Company or any Subsidiary (other than property acquired pursuant to the Project and other than Liens prohibited under Section 9.8 hereof) at the time such property is so acquired (whether or not the Debt secured thereby shall have been assumed), provided that (i) no such Lien shall have been created or assumed in contemplation of such consolidation or merger or such Person’s becoming a Subsidiary or such acquisition of property, (ii) each such Lien shall extend solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, and (iii) at the time of such incurrence and after giving effect thereto, no Default or Event of Default would exist;

     (i) any extension, renewal or replacement of any Lien permitted by the preceding subparagraphs (f), (g), and (h) of this Section, provided that (i) no additional property shall be encumbered by such Liens, (ii) the unpaid principal amount of the Debt or other obligations secured thereby shall not be increased, and (iii) at such time and immediately after giving effect thereto, no Default or Event of Default shall have occurred and be continuing; and

     (j) in addition to the Liens permitted by the preceding subparagraphs (a) through (i), inclusive, of this Section, Liens securing Priority Debt of the Company or any Subsidiary, provided that the Company shall be in compliance with Section 10.4.

     Section 10.6. Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or Material group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business and upon fair and reasonable terms no less favorable to the Company or such Subsidiary than would be obtainable in a comparable arm’s-length transaction with a Person not an Affiliate.

     Section 10.7. Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the general nature of the business in which the Company and its Subsidiaries, taken as a whole, are engaged on the date of this Agreement as described in the Company’s Form 10-K for the Fiscal Year ended June 24, 2004.

     Section 10.8. Terrorism Sanctions Regulations. The Company will not and will not permit any Subsidiary to (a) become a Person described or designated in the Specially Designated Nationals and Blocked Persons List of the Office of Foreign Assets Control or in Section 1 of the Anti-Terrorism Order or (b) engage in any dealings or transactions with any such Person.

Section 11. Events of Default.

     An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

     (a) the Company defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or

     (b) the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or

     (c) the Company defaults in the performance of or compliance with any term contained in Section 7.1(e), Section 10, Section 22.5(b), Section 22.5(c) or Section 22.5(d); or

     (d) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)); or

     (e) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made; or

     (f) (i) the Company or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt that is outstanding in an aggregate principal amount of at least $1,000,000 beyond any period of grace provided with respect thereto, or (ii) the Company or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Debt in an aggregate outstanding principal amount of at least $1,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Debt has become, or has been declared, due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), the Company or any Subsidiary has become obligated to purchase or repay Debt before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $1,000,000; it being agreed that the mandatory redemptions (or the existence of such requirement) of any of those certain $8,000,000 Decatur County-Bainbridge Industrial Development Authority Industrial Development Revenue Bonds (John B. Sanfilippo & Son, Inc. Project) Series 1987 in connection with the scheduled interest rate reset provisions thereof shall not constitute a Default or Event of Default pursuant to this clause (f); or

     (g) the Company or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

     (h) a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any of its Subsidiaries, or any such petition shall be filed against the Company or any of its Subsidiaries and such petition shall not be dismissed within 60 days; or

     (i) a final judgment or judgments for the payment of money aggregating in excess of $1,000,000 in excess of any insurance coverage therefor (which coverage has not been denied and is not being contested by the insurance provider) against one or more of the Company and its Subsidiaries and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within 60 days after the expiration of such stay; or

     (j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate “amount of unfunded benefit liabilities” (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $1,000,000, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.

As used in Section 11(j), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in Section 3 of ERISA.

Section 12. Remedies on Default, Etc.

     Section 12.1. Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.

     (b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.

     (c) If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.

     Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (x) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (y) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for) and that the provision for payment of a Make-Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.

     Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.

     Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to Section 12.1(b) or (c), the holders of not less than 50% in principal amount of the Notes then outstanding, by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.

     Section 12.4. No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements.

Section 13. Registration; Exchange; Substitution of Notes.

     Section 13.1. Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.

     Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)), for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.

     Section 13.3. Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and

     (a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or

     (b) in the case of mutilation, upon surrender and cancellation thereof,

within ten Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.

     Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in the United States at the principal office of the Company in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.

     Section 14.2. Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15. Expenses, Etc.

     Section 15.1. Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all reasonable out-of-pocket costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the reasonable out-of-pocket costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note, (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes and (c) the reasonable out-of-pocket costs and expenses incurred in connection with the initial filing of this Agreement and all related documents and financial information with the SVO. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).

     Section 15.2. Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement.

     All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.

     Section 17.1. Requirements. This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.

     Section 17.2. Solicitation of Holders of Notes.

     (a) Solicitation. The Company will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.

     (b) Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.

     Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

     Section 17.4. Notes Held by Company, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18. Notices.

     All notices and communications provided for hereunder shall be in writing and sent (a) by telecopy if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:

     (i) if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,

     (ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or

     (iii) if to the Company, to the Company at its address set forth at the beginning hereof to the attention of the Chief Financial Officer or Principal Accounting Officer or at such other address as the Company shall have specified to the holder of each Note in writing.

Notices under this Section 18 will be deemed given only when actually received.

Section 19. Reproduction of Documents.

     This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital, or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.

     For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary and confidential in nature, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary from a source not known to such Purchaser to be subject to any confidentiality restrictions with respect thereto or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement, provided such Purchaser will, if possible, make reasonable efforts to give the Company notice of any disclosure by such Purchaser under clauses (w), (x) or (y) to give the Company a reasonable opportunity to seek confidential treatment thereof. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21. Substitution of Purchaser.

     Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21), shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21), shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22. covenant defeasance.

     Section 22.1. Option to Elect Covenant Defeasance. The Company may, by resolution of its Board of Directors, elect to invoke the provisions of Section 22.2 upon compliance with the conditions set forth below in this Section 22.

     Section 22.2. Covenant Defeasance. Upon the Company’s exercise under Section 22.1 of the option under this Section 22.2, the Company shall, subject to and upon satisfaction of the conditions set forth in Section 22.3, be relieved from its obligations to comply with the covenants in Sections 9 and 10 hereof on and after the date the conditions set forth in Section

22.3 are satisfied (hereinafter, “Covenant Defeasance”), and the Notes shall thereafter be deemed not “outstanding” for the purposes of Sections 9 and 10 hereof, but shall continue to be deemed to be “outstanding” for all other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any covenant in Section 9 or 10 hereof, whether directly or indirectly, by reason of any reference elsewhere herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default, but, except as specified above, the remainder of this Agreement and such Notes shall be unaffected thereby.

     Section 22.3. Conditions to Covenant Defeasance. The following conditions must be satisfied in order for Covenant Defeasance to be effective:

     (a) The Company must irrevocably deliver to each holder an Acceptable Letter of Credit providing for payments to such holder or its successors and assigns, as beneficiary, in the case of the occurrence and continuation of any Event of Default, of the entire outstanding principal amount of the Notes held by such holder together with all accrued interest thereon and any other amounts (including Make-Whole Amounts) which may be due with respect thereto;

     (b) The Company shall have delivered to each holder an opinion of independent tax counsel acceptable to the Required Holder(s), in form and substance satisfactory to the Required Holder(s), confirming that the holders will not recognize income, gain or loss for federal income tax purposes as a result of the Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Covenant Defeasance had not occurred;

     (c) no Default or Event of Default shall have occurred and be continuing on the date of the delivery under Section 22.3(a) and no Default or Event of Default described in Section 11(g) hereof shall have occurred at any time on or before the date which is the 91st day after the date of the delivery under Section 22.3(a);

     (d) such Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

     (e) the Company shall have delivered to each holder an opinion of independent counsel acceptable to the Required Holder(s), in form and substance satisfactory to the Required Holder(s), to the effect that on the 91st day following the delivery under Section 22.3(a), such delivery will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

     (f) the Company shall have delivered to each holder an Officers’ Certificate stating that the delivery under Section 22.3(a) was not made by the Company with the intent of preferring the holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company;

     (g) the Company shall have delivered to each holder an Officers’ Certificate and an opinion of independent counsel acceptable to the Required Holder(s), in form and substance satisfactory to the Required Holder(s), each stating that all conditions precedent provided for or relating to the Covenant Defeasance have been complied with; and

     (h) the Minimum Letter of Credit Amount with respect to each Note shall have been determined pursuant to Section 22.5(a).

     Section 22.4. Reinstatement. If any holder is unable at any time to draw upon any Acceptable Letter of Credit to pay any payment of principal of or interest on any Note when due by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such drawing or the payment thereunder, then the Company’s obligations under Section 9 and 10 of this Agreement shall be revived and reinstated as though Covenant Defeasance had not occurred.

     Section 22.5 Determination of Acceptable Letter of Credit Amount in the Case of Event of Default; Additional and Replacement Acceptable Letters of Credit.

     (a) For the purposes of determining the minimum amount available for drawing under each Acceptable Letter of Credit, on the 10th day prior to the date upon which the Company intends to deliver the Acceptable Letters of Credit pursuant to Section 22.3(a), the Company will deliver to each holder a calculation of the Minimum Letter of Credit Amount on the date of such calculation. The Minimum Letter of Credit Amount for any Note for the initial delivery of the Acceptable Letters of Credit pursuant to Section 22.3(a), as approved by the Required Holder(s), shall be the Minimum Letter of Credit Amount for such Note as of such date and shall be the minimum amount which must available for drawing under the Acceptable Letter of Credit initially delivered pursuant to Section 22.3(a) with respect to such Note.

     (b) Within 10 days after the end of each calendar quarter ending after the date of Covenant Defeasance, the Company will deliver to each holder a calculation of the Minimum Letter of Credit Amount as of the end of such calendar quarter. The Minimum Letter of Credit Amount as of the end of each such calendar quarter, as approved by the Required Holder(s), shall be the Minimum Letter of Credit Amount as of the end of such calendar quarter. If the Minimum Letter of Credit Amount with respect to any Note as of the end of any calendar quarter is greater than the amount available for drawing under the Acceptable Letters of Credit then outstanding with respect to such Note, then, within 30 days after the end of such quarter, the Company will irrevocably deliver to each holder an additional Acceptable Letter of Credit (any such Letter of Credit delivered pursuant to this Section 22.5(b) being called a “Supplemental Letter of Credit”) providing for payments to such holder or its successors and assigns, as beneficiary, of an amount which, together with the amounts available for drawing under all of the Acceptable Letters of Credit then outstanding with respect to the Notes held by such holder, is at least equal to the Minimum Letter of Credit Amount as of the end of such quarter with respect to the Notes held by such holder.

     (c) If at any time the issuer of any Acceptable Letter of Credit delivered under Section 22 notifies the holder of any Note of the non-renewal of such Acceptable Letter of Credit, then the Company will, at least 30 days prior to the date of the expiration of such Acceptable Letter of Credit, irrevocably deliver to such holder an Acceptable Letter of Credit providing for the payments to such holder or its successors or assigns, as beneficiary, of the amounts described in Section 22.3(a), with the minimum amount available for drawing thereunder being at least equal to the Minimum Letter of Credit Amount as then in effect with respect to the Notes held by such holder, and having a stated expiration date of at least one year after the date of delivery thereof to such holder.

     (d) If at any time the issuer of any letter of credit delivered under Section 22 ceases to be an Acceptable Letter of Credit Issuer, then the Company will, within 30 days thereafter, irrevocably deliver to the holder of the Notes to which such Acceptable Letter of Credit related a replacement Acceptable Letter of Credit (including, for the avoidance of doubt, issued by an Acceptable Letter of Credit Issuer), providing for the payments to such holder or its successors or assigns, as beneficiary, of the amounts described in Section 22.3, with the minimum amount available for drawing thereunder being at least equal to the Minimum Letter of Credit Amount as then in effect with respect to the Notes held by such holder.

     Section 22.6 Possible Return of Supplemental Letters of Credit. If after the delivery to any holder of any Supplemental Letter of Credit the total amount available for drawing under all of the Acceptable Letters of Credit then outstanding with respect to the Notes held by such Holder is greater than the Letter of Credit Return Amount with respect to such Notes as at the end of the quarter most recently ended, then, after a request by the Company, such holder shall return to the Company any Supplemental Letters of Credit held by such holder, but only to the extent that, after the return of any such Supplemental Letters of Credit, the amounts available for drawing under all of the Acceptable Letters of Credit then outstanding with respect to such Notes still held by such Holder is at least equal to the Minimum Letter of Credit Amount with respect to such Notes as of the end of such quarter.

Section 23. Miscellaneous.

     Section 23.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.

     Section 23.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.

     Section 23.3. Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP, and (ii) all financial statements shall be prepared in accordance with GAAP.

     Section 23.4. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

     Section 23.5. Construction, etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person. For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.

     Section 23.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.

     Section 23.7. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.

     Section 23.8. Jurisdiction and Process; Waiver of Jury Trial. (a) The Company irrevocably submits to the non-exclusive jurisdiction of any Illinois State or federal court sitting in Chicago, Illinois, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

     (b) The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 23.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

     (c) Nothing in this Section 23.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.

     (d) The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.

* * * * *

     If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

JOHN B. SANFILIPPO & SON, INC.
By:	/s/ Michael J. Valentine

Executive Vice President Finance, Chief Financial Officer and Secretary

This Agreement is hereby
accepted and agreed to as
of the date thereof.

THE PRUDENTIAL INSURANCE COMPANY
OF AMERICA

By:	/s/ Mathew R. Douglass

Vice President

PRUCO LIFE INSURANCE COMPANY

By:	/s/ Mathew R. Douglass

Vice President

AMERICAN SKANDIA LIFE ASSURANCE CORPORATION

By:	Prudential Investment Management, Inc., as investment manager

By:	/s/ Mathew R. Douglass

Vice President

PRUDENTIAL RETIREMENT CEDED

BUSINESS TRUST

By:	Prudential Investment Management, Inc.,
as investment manager

By:	/s/ Mathew R. Douglass

Vice President

ING LIFE INSURANCE AND ANNUITY COMPANY

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Mathew R. Douglass

Vice President

FARMERS NEW WORLD LIFE INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Mathew R. Douglass

Vice President

PHYSICIANS MUTUAL INSURANCE COMPANY

By:	Prudential Private Placement Investors, L.P.
(as Investment Advisor)

By:	Prudential Private Placement Investors, Inc.
(as its General Partner)

By:	/s/ Mathew R. Douglass

Vice President

GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY

By:	/s/ Eve Hampton

Title: Eve Hampton, V.P., Investments

By:	/s/ James G. Lowery

Title: James G. Lowery, A.V.P., Investments

THE GREAT-WEST LIFE ASSURANCE COMPANY

By:	/s/ W. J. Sharman

Title: Vice-President, Bond Investments

By:	/s/ D. Ayers

Title: Manager, Bond Investments

UNITED OF OMAHA LIFE INSURANCE COMPANY

By:	/s/ Edwin H. Garrison Jr.

Title: First Vice President

JEFFERSON PILOT FINANCIAL INSURANCE COMPANY

By:	/s/ James E. McDonald , Jr.

Title: Vice President

Information Relating to Purchasers

John B. Sanfilippo & Son, Inc.
2299 Busse Road
Elk Grove Village, Illinois 60067

4.67% Senior Notes due December 1, 2014

	Aggregate
	Principal
	Amount of
	Notes to be	Note
	Purchased	Denomination(s)
THE PRUDENTIAL INSURANCE COMPANY OF AMERICA	$8,205,000	$8,205,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York New York, NY (ABA No.: 021-000-018) Account No.: 890-0304-391

Each such wire transfer shall set forth the name of the Company, a reference to “4.67% Senior Notes due 2014, Security No. INV10067,
PPN 800422 C #2” and the due date and application (as among
principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America c/o Investment Operations Group Gateway Center Two, 10th Floor 100 Mulberry Street Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America c/o Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601

Attention: Managing Director

(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141 Facsimile: (800) 224-2278

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight delivery service to:

Prudential Capital Group Two Prudential Plaza, Suite 5600 180 N. Stetson Avenue Chicago, IL 60601

Attention: Wiley S. Adams Telephone: (312) 540-4204

(6)	Tax Identification No.: 22-1211670

\

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
	PRUCO LIFE INSURANCE COMPANY	$2,060,000	$2,060,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

Account No.: 890-0304-421 The Bank of New York New York, NY (ABA No.: 021-000-018)

Each such wire transfer shall set forth the name of the Company, a reference to “4.67% Senior Notes due 2014, Security No. INV10067, PPN 800422 C #2”, and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Pruco Life Insurance Company
c/o The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

Pruco Life Insurance Company
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 N. Stetson Avenue
Chicago, IL 60601

Attention: Managing Director

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group
Telephone: (973) 367-3141
Facsimile: (800) 224-2278

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight
delivery service to:

Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 N. Stetson Avenue
Chicago, IL 60601

Attention: Wiley S. Adams
Telephone: (312) 540-4204

(6)	Tax Identification No.: 22-1944557

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
	AMERICAN SKANDIA LIFE ASSURANCE CORPORATION	$1,336,000	$1,336,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
New York, NY
(ABA No.: 021-000-018)
Account No.: 890-0543-663
Account Name: American Skandia

Each such wire transfer shall set forth the name of the Company, a reference to “4.67% Senior Notes due 2014, Security No. INV10067, PPN 800422 C #2” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

The Prudential Insurance Company of America
c/o Investment Operations Group
Gateway Center Two, 10th Floor
100 Mulberry Street
Newark, NJ 07102-4077

Attention: Manager, Billings and Collections

(3)	Address for all other communications and notices:

The Prudential Insurance Company of America
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 N. Stetson Avenue
Chicago, IL 60601

Attention: Managing Director

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
(4)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 367-3141
Facsimile: (800) 224-2278

(5)	Address for Delivery of Notes:

Send physical security by nationwide overnight
delivery service to:

Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 N. Stetson Avenue
Chicago, IL 60601

Attention: Wiley S. Adams
Telephone: (312) 540-4204

(6)	Tax Identification No.: 06-1241288

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
	PRUDENTIAL RETIREMENT CEDED BUSINESS TRUST	$3,399,000	$3,399,000

Notes/Certificates to be registered in the name of:
Pru & Co.

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JP Morgan Chase Bank
New York, NY
ABA No. 021000021
Account No. 9009002925

Each such wire transfer shall set forth the name of the Company, a reference to “4.67% Senior Notes due 2014, Security No. INV10067, PPN 800422 C #2” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	Address for all notices relating to payments:

Prudential Retirement Ceded Business Trust
c/o Prudential Investment Management, Inc.
Private Placement Trade Management
PRIAC Administration
Gateway Center Four, 7th Floor
100 Mulberry Street
Newark, NJ 07102

Telephone: (973) 802-8107
Facsimile: (800) 224-2278

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
(3)	Address for all other communications and notices:

Prudential Retirement Ceded Business Trust
c/o Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 N. Stetson Avenue
Chicago, IL 60601

Attention: Managing Director

(4)	Address for Delivery of Notes:

Send physical security by nationwide overnight
delivery service to:

Prudential Capital Group
Two Prudential Plaza, Suite 5600
180 N. Stetson Avenue
Chicago, IL 60601

Attention: Wiley S. Adams
Telephone: (312) 540-4204

(5)	Tax Identification No.: 20-0765614

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
	ING LIFE INSURANCE AND ANNUITY COMPANY	$8,450,000	$8,450,000

(1)	All principal, interest and Make-Whole Amount payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
ABA No.: 021-000-018
BNF: IOC566
Attention: P&I Department

Reference: ING Life Insurance and Annuity
Company; Account No. 216101

Each such wire transfer shall set forth the name of the Company, a reference to “4.67% Senior Notes due 2014, PPN 800422 C #2” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All payments, other than principal, interest or Make-Whole Amount, on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Bank of New York
ABA No.: 021-000-018
BNF: IOC565
Reference: ING Life Insurance and Annuity
Company; Account No. 216101

Each such wire transfer shall set forth the name of the Company, a reference to “4.67% Senior Notes due 2014, PPN ”, and the due date and application (e.g., type of fee) of the payment being made.

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
(3)	Address for all notices relating to payments:

ING Investment Management LLC
5780 Powers Ferry Road, NW, Suite 300
Atlanta, GA 30327-4349

Attention: Securities Accounting

Facsimile: (770) 690-4886

(4)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
4 Gateway Center, 100 Mulberry Street
Newark, NJ 07102

Attention: Albert Trank, Managing Director

Telephone: (973) 802-8608
Facsimile: (973) 624-6432

(5)	Recipient of telephonic prepayment notices:

Manager, Trade Management Group

Telephone: (973) 802-8107
Facsimile: (800) 224-2278

(6)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight
delivery service to:

Bank of New York
1 Wall Street
3rd Floor, Free Received Dept.
New York, NY 10286

Attention: Jerrick Smallwood
Telephone: (212) 635-7922
Facsimile: (212) 635-8844

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (ING Life Insurance and Annuity Company; Account Number: 216101)

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
(b) Send copy by nationwide overnight delivery
service to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102

Attention: Trade Management, Manager
Telephone: (973) 367-3141

(7)	Tax Identification No.: 71-0294708

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
	FARMERS NEW WORLD LIFE INSURANCE COMPANY	$4,150,000	$4,150,000

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

JPMorgan Chase Bank
New York, NY
ABA No.: 021000021
Account No.: 900-9000-168
Account Name: Farmers Insurance
Ref: PTFS
For further credit to P58834 New World Life

Each such wire transfer shall set forth the name of the Company, a reference to “4.67% Senior Notes due 2014, PPN 800422 C #2” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All notices of payments and written confirmations of such wire transfers:

Jim DeNicholas - Director, Investment
Operations/Accounting
and
Laszlo Heredy - Vice President & Chief Investment
Officer
Farmers Insurance Company
4680 Wilshire Blvd., 4th Floor
Los Angeles, CA 90010

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
Joann Bronson - Director, Investments & Separate
Accounts
and
Oscar Tengtio - Vice President & Chief Financial
Officer
Farmers New World Life Insurance Company
3003 77th Avenue Southeast, 5th Floor
Mercer Island, WA 98040-2837

(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
4 Gateway Center, 100 Mulberry Street
Newark, NJ 07102

Attention: Albert Trank, Managing Director

Telephone: (973) 802-8608
Facsimile: (973) 624-6432
E-Mail: albert.trank@prudential.com

(4)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight
delivery service to:
JP Morgan Chase Bank
4 New York Plaza, Ground Floor Window
New York, NY 10004

Attention: Jennifer John
Telephone: (212) 623-5953

Please include in the cover letter accompanying the Notes a reference to the Purchaser’s account number (“P58834 – Farmers New World Life Private Placement”) and CUSIP information.

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
(b) Send copy by nationwide overnight delivery
service to:
Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102

Attention: Trade Management, Manager
Telephone: (973) 367-3141

(5)	Tax Identification No.: 91-0335750

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
	PHYSICIANS MUTUAL INSURANCE COMPANY	$2,400,000	$2,400,000

Notes/Certificates to be registered in the name of:
How & Co.

(1)	All payments on account of Notes held by such purchaser shall be made by wire transfer of immediately available funds for credit to:

The Northern Trust Company
Chicago, IL
ABA No.: 071000152
Account Name: Physicians Mutual Insurance Company
Account No.: 26-27099

Each such wire transfer shall set forth the name of the Company, a reference to “4.67% Senior Notes due 2014, PPN 800422 C #2” and the due date and application (as among principal, interest and Make-Whole Amount) of the payment being made.

(2)	All notices of payments and written confirmations of such wire transfers:

Physicians Mutual Insurance Company
2600 Dodge Street
Omaha, NE 68131

Attention: Jerry Coon
Facsimile: (402) 633-1096

Aggregate
Principal
Amount of
		Notes to be	Note
		Purchased	Denomination(s)
(3)	Address for all other communications and notices:

Prudential Private Placement Investors, L.P.
Four Gateway Center, 100 Mulberry Street
Newark, NJ 07102-4069

Attention: Albert Trank, Managing Director

Telephone: (973) 802-8608 Facsimile: (973) 624-6432

(4)	Address for Delivery of Notes:

(a) Send physical security by nationwide overnight
delivery service to:

The Northern Trust Company
40 Broad Street
8th Floor, Attn: Vault Area
New York, NY 10004

Please include in the cover letter accompanying
the Notes a reference to the Purchaser’s account
number (Physicians Mutual Insurance Company;
Account Number: 26-27099).

(b) Send copy by nationwide overnight delivery
service to:

Prudential Capital Group
Gateway Center 4
100 Mulberry, 7th Floor
Newark, NJ 07102

Attention: Trade Management, Manager
Telephone: (973) 367-3141

(5)	Tax Identification No.: 47-0270450

Principal Amount
Name of Purchaser	of Note to be Purchased
Great-West Life & Annuity Insurance Company	$10,000,000
3rd Floor, Tower 2
8515 East Orchard Road
Greenwood Village, Colorado 80111

Tax I.D. # 84-0467907

Payments of Principal and Interest

Wire Instructions:

ABA #021-000-018 BKofNYC/CTR/BBK=IOC566
P&I Department – GWL #140677
GWLA HEALTH ACCOUNT #140677

Special Instructions:	1) security description (PPN #),
2) allocation of payment between principal and interest, and
3) confirmation of principal balance.

Notice of Such Payments

The Bank of New York
  Attn: GWL&A Administrator
  Institutional Custody Department, 14th Floor
  One Wall Street
  New York, New York 10286

  Telecopier: 212.635.8844

Notice for Other Communications / Financial Statements, Trustee Reports, etc.

Great-West Life & Annuity Insurance Company
  8515 East Orchard Road, 3T2
  Greenwood Village, Colorado 80111
  Attention: Investments Division

  Facsimile: 303.737.6193

Physical Delivery of Securities - New Issue

The Bank of New York
  3rd Floor, Window A
  One Wall Street
  New York, New York 10286
  Attention: Receive/Deliver Department – GWLA # 140677

Principal Amount of
Name of Purchaser	Notes to be Purchased
THE GREAT-WEST LIFE ASSURANCE COMPANY	$10,000,000

Nominee Name - All securities of Purchaser are to be registered under the following nominee name:

     MAC & CO

Payments - Interest and principal payments will be made by wire as follows:

Federal Reserve Bank of Boston
ABA No. 011001234
Credit DDA # 125261
Attention: MBS Income Unit
cc 1253
for credit to The Great-West Life Assurance Company
Account: GAWF00050002
                C/M GWL US Bond

Special Instructions:	1) security description (PPN #),
2) allocation of payment between principal and interest, and
3) confirmation of principal balance

Notice of Such Payments:

Mellon Bank
P. O. Box 3195
Pittsburgh, Pennsylvania 15230-3195
Attention: MBS Income Unit

Notice for Other Communications:

The Great-West Life Assurance Company
Attention: Securities Administration - 2C
100 Osborne Street North
Winnipeg, Manitoba CANADA R3C 3A5
Facsimile: 204.946.8395

pc:	Great-West Life & Annuity Insurance Company
Attention: Investments Division
8515 East Orchard Road, 3T2
Greenwood Village, Colorado 80111
Facsimile: 303.737.6193

Physical Delivery of Securities - New Issue

Mellon Securities Trust Co.
120 Broadway, 13th Floor
New York, New York 10271
For The Great-West Life Assurance Company
              Account: GAWF00050002
              C/M GWL US Bond

Principal Amount of
Name of Purchaser	Notes to be Purchased
UNITED OF OMAHA LIFE INSURANCE COMPANY	$10,000,000

(1)	Notes to be registered in the name of:

United of Omaha Life Insurance Company

(2)	Tax ID # is 47-0322111

(3)	All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:

JPMorgan Chase Bank
ABA #021000021
Private Income Processing

For credit to:

United of Omaha Life Insurance Company
Account #900-9000200
a/c: G07097
Cusip/PPN: 800422 C #2
Interest Amount:
Principal Amount:

(4)	Address for delivery of bonds:

JPMorgan Chase Bank
North American Insurance - 6th Floor
Attn: Patricia A. Radzicki
3 Chase Metrotech Center
Brooklyn, NY 11245

(5)	Address for all notices in respect of payment of Principal and Interest, Corporate Actions, and Reorganization Notifications:

JPMorgan Chase Bank
14201 Dallas Parkway - 13th Floor
Dallas, TX 75254-2917
Attn: Income Processing - G. Ruiz
a/c: G07097

(6)	Address for all other communications (i.e.: Quarterly/Annual reports, Tax filings, Modifications, Waivers regarding the indenture):

4 - Investment Loan Administration
United of Omaha Life Insurance Company
Mutual of Omaha Plaza
Omaha, NE 68175-1011

Principal Amount of
Name of Purchaser	Notes to be Purchased
JEFFERSON PILOT FINANCIAL INSURANCE COMPANY	$ 5,000,000

(1)	All payments by wire transfer of immediately available funds to:

Jefferson Pilot Financial Insurance Company
c/o The Bank of New York
ABA 021000018 BNF: IOC566
FURTHER CREDIT ACCT 0000060352
Attention: P&I Department

Such wire transfer shall identify the issue to which the payment relates and shall identify the amount of principal interest and premium.

(2)	All notices of payments and written confirmations of such wire transfers:

Jefferson Pilot Financial Insurance Company
c/o The Bank of New York
Attention: P&I Department
Post Office Box 19266
Newark, New Jersey 07195

(with a copy to Purchaser at address below)

(3)	All other communications:

Jefferson Pilot Financial Insurance Company
Post Office Box 20407
Greensboro, North Carolina 27420
Attention: Securities Administration
FAX: (336) 691-3025

For Hand Delivery:

100 North Greene Street
Greensboro, North Carolina 27401
Attention: Securities Administration

(4)	For Email Notification of EDGAR filings:

geoff.huber@jpfinancial.com
christine.hasty@jpfinancial.com.

(5)	Delivery of Notes:

A copy of the Note(s) should be sent to Jefferson
Pilot Financial at the above address.

Deliver Notes to:

Bank of New York
One Wall Street
3rd Floor Window A
For Jefferson Pilot Financial Account #060352
New York, New York 10286

(5)	Tax ID Number: 62-0395665

Defined Terms

     As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:

     “Acceptable Letter of Credit” shall mean an irrevocable, transferable, unconditional standby letter of credit that (a) is issued by an Acceptable Letter of Credit Issuer for the benefit of a holder or its successors and assigns, (b) has a stated expiration date which is at least one year after the date of delivery thereof to the holder and provides for the automatic renewals thereof, for periods of at least one year each, to a date which is not earlier than 100 days after the maturity date of the Notes, unless notice of expiration is given to the holders at least 60 days prior to any such annual renewal, (c) is drawable at any time an Event of Default has occurred and is continuing, (d) is drawable and payable in New York City, New York, or Chicago, Illinois, at an office of the issuer thereof, (e) is payable in immediately available funds in United States Dollars within two Business Days after a demand upon a conforming drawing in the amounts required under Section 22, (f) does not reduce the amount drawable thereunder as a result of any payment of principal on the Notes any earlier than the 100th day after such payment of principal or interest was due, (g) is governed by the laws of the State of Illinois or New York, (h) is wholly or partially transferable without any fee or other payment by the beneficiary, without the consent of the issuer or the Company, in connection with any transfer by the beneficiary of all or any part of any Notes, and (i) is otherwise reasonably acceptable to the Required Holder(s). An Acceptable Letter of Credit with respect to any Note may, subject to clause (f) and the requirement that the amount available for drawing thereunder with respect to such Note cannot be less than the Minimum Letter of Credit Amount with respect to such Note, provide for appropriate reduction in the amount available for drawing thereunder based upon the scheduled prepayments of principal on such Note.

     “Acceptable Letter of Credit Issuer” shall mean a banking institution (i) organized under the law of the United States or any state thereof (ii) with a rating of its long-term, senior unsecured debt obligations by Standard & Poor’s Rating Group of A+ or better or by Moody’s Investors Services of A1 or better and (iii) having a minimum of $50 billion in total assets.

     “Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and, with respect to the Company, shall include any Person beneficially owning or holding (based on publicly available information or information otherwise known by the Company), directly or indirectly, 10% or more of any class of voting or equity interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.

Schedule B
(to Note Purchase Agreement)

     “Anti-Terrorism Order” means Executive Order No. 13,224 of September 24, 2001, Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism, 66 U.S. Fed. Reg. 49, 079 (2001), as amended.

     “Asset Disposition” means any Transfer except:

     (a) any

          (i) Transfer from a Subsidiary to the Company or a Wholly-Owned Subsidiary;

          (ii) Transfer from the Company to a Wholly-Owned Subsidiary; and

          (iii) Transfer from the Company to a Subsidiary (other than a Wholly-Owned Subsidiary) or from a Subsidiary to another Subsidiary (other than a Wholly-Owned Subsidiary), which in either case is for Fair Market Value;

so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists (and, for the purposes of determining whether after the consummation of any such Transfer and after giving effect thereto a Default or Event of Default exists, it shall be assumed that (i) if such Transfer was not consummated as of the end of a monthly accounting period, for the purposes of Section 10.1(a) such Transfer had been consummated as of the end of the monthly accounting period most recently ended prior to the date such Transfer was consummated, and (ii) for the purposes of Sections 10.1(b) and 10.1(c), such Transfer had been consummated as of the first day of the period of the four consecutive Fiscal Quarters most recently ended on or before the date such Transfer was consummated); or

     (b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of the Company or any of its Subsidiaries or that is obsolete; or

     (c) any Transfer that constitutes a sale or lease described in clauses (ii), (iii), (iv) or (v) of the definition of the “Project”.

     “Build Out” is defined in the definition of “Project”.

     “Business Day” means (a) for the purposes of Section 8.6 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Chicago, Illinois are required or authorized to be closed.

     “Capital Lease” means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

     “Closing” is defined in Section 3.

     “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.

     “Company” means John B. Sanfilippo & Son, Inc., a Delaware corporation or any successor that becomes such in the manner prescribed in Section 10.2.

     “Confidential Information” is defined in Section 20.

     “Consolidated Total Assets” means, at any time, the total assets of the Company and the Subsidiaries which would be shown as assets on a consolidated balance sheet of the Company and the Subsidiaries as of such time prepared in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

     “Current Site” is defined in the definition of “Project”.

     “Debt” means, with respect to any Person, without duplication:

     (a) its liabilities for borrowed money;

     (b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

     (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;

     (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities); and

     (e) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (d) hereof.

Debt of any Person shall include all obligations of such Person of the character described in clauses (a) through (e) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

     “Debt Prepayment Application” means, with respect to any Transfer of property, the application by the Company or its Subsidiaries of cash of some or all of the Net Proceeds Amount with respect to such Transfer to pay Senior Funded Debt of the Company (other than Senior Funded Debt owing to the Company, any of its Subsidiaries or any Affiliate and Senior Funded Debt in respect of any revolving credit or similar credit facility providing the Company or any of its Subsidiaries with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Funded Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Funded Debt).

     “Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.

     “Default Rate” means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by The Bank of New York in New York, New York as its “base” or “prime” rate.

     “Disposition Value” means, at any time, with respect to any property

     (a) in the case of property that does not constitute Subsidiary Stock, the book value thereof, valued at the time of such disposition in good faith by the Company, and

     (b) in the case of property that constitutes Subsidiary Stock, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such Subsidiary Stock represents of the book value of all of the outstanding capital stock or other ownership interests of such Subsidiary (assuming, in making such calculations, that all Securities convertible into such capital stock or other ownership interests are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Company.

In the event that some, but not all, of the Net Proceeds Amount with respect to the Transfer of any property is applied to a Debt Prepayment Application or a Property Reinvestment Application, then, for the purpose of determining the Disposition Value of such property in such Transfer for the purposes of Section 10.3, such Disposition Value shall be equal to the amount which is the same proportion of the amount set forth in (a) or (b), above, as the case may be, as the proportion of the Net Proceeds Amount from such Transfer which was not applied to a Debt Prepayment Application or a Property Reinvestment Application is to the entire Net Proceeds Amount from such Transfer.

     “EBITDA” means, for any period, the consolidated net income of the Company and its Subsidiaries for such period before provision for income taxes, interest expense (including without limitation, implicit interest expense on capitalized leases), depreciation, amortization and other non-cash expenses or charges (including (i) any non-cash charges associated with FAS 142 adjustments, and (ii) any one-time slotting fees or distribution allowances), excluding (to the extent otherwise included): (a) non-operating gains (including without limitation, extraordinary or nonrecurring gains, gains from discontinuance of operations and gains arising from the sale of assets (other than inventory) or property, plant and equipment) during the applicable period; and (b) similar non-operating losses during such period.

     “Electronic Delivery” is defined in Section 7.1(b).

     “Environmental Laws” means any and all Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     “ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.

     “Event of Default” is defined in Section 11.

     “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     “Fair Market Value” means, at any time and with respect to any property, the sale of value of such property that would be realized in an arm’s-length sale at such time between an informed and willing buyer and an informed and willing seller (neither being under a compulsion to buy or sell).

     “Fiscal Quarter” means the quarterly fiscal periods of the Company, as determined in accordance with the manner for determining the fiscal quarters of the Company as in effect for the fiscal year ending June 24, 2004.

     “Fiscal Year” means the fiscal year of the Company, which shall be the twelve month period ending on the last Thursday in June in each year.

     “Fixed Charge Coverage Ratio” means, as of the end of any Fiscal Quarter, the ratio, for the Company and its Subsidiaries on a consolidated basis, of: (a) Unallocated Cash Flow for the period consisting of the four consecutive Fiscal Quarters ending at the end of such Fiscal Quarter, plus (b) cash interest paid during such period; divided by (c) (i) the amount of principal paid (or due to be paid if not paid on or before the original due date) by Company or its Subsidiaries during such period with respect to long term debt (excluding capitalized or synthetic leases), excluding payments that were due and counted as of their original due date, plus (ii) the amount of cash interest paid by Company or its Subsidiaries during such period (excluding implicit interest expense on capitalized or synthetic leases).

     “Form 10-K” is defined in Section 7.1(c).

     “Form 10-Q” is defined in Section 7.1(b).

     “Funded Debt” means the outstanding principal amount of all interest bearing indebtedness for borrowed money of the Company and its Subsidiaries (including without limitation, capitalized leases).

     “GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

     “Governmental Authority” means

     (a) the government of

          (i) the United States of America or any State or other political subdivision thereof, or

          (ii) any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or

     (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.

     “Guaranty” means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:

     (a) to purchase such indebtedness or obligation or any property constituting security therefor;

     (b) to advance or supply funds (i) for the purchase or payment of such indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such indebtedness or obligation;

     (c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such indebtedness or obligation of the ability of any other Person to make payment of the indebtedness or obligation; or

     (d) otherwise to assure the owner of such indebtedness or obligation against loss in respect thereof.

In any computation of the indebtedness or other liabilities of the obligor under any Guaranty, the indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.

     “Hazardous Material” means any and all pollutants, toxic or hazardous wastes or other substances that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage or filtration of which is or shall be restricted, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.

     “holder” means, with respect to any Note the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.

     “Institutional Investor” means (a) any Purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.

     “JBS International” means JBS International, Inc., formerly a Barbados subsidiary of the Company which was dissolved on November 11, 2004.

     “Letter of Credit Return Amount” means, with respect to any Note as of any date, the sum of (a) 110% of the sum of (i) the outstanding principal amount of such Note on such date, plus (ii) the Make-Whole Amount which would be due with respect to such Note if such Note were to be prepaid in full on such date pursuant to Section 8.2, plus (b) an amount equal to the amount of interest that would accrue on such Note during a period of 7 months.

     “Leverage Ratio” means, as of any date of determination, the ratio of: (a) Funded Debt as at such date, divided by (b) EBITDA for the four consecutive Fiscal Quarters ending on such date. For purposes of calculating Funded Debt, the outstanding principal amount of Revolving Loans, as of any date of determination, shall be computed by averaging the outstanding balance of the Revolving Loans as of the last day of the month for each of the then preceding twelve months.

     “Lien” means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or

Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements, and including the imposition of a trust on any property under the Perishable Agricultural Commodities Act (7 U.S.C. 499e(c))).

     “Make-Whole Amount” is defined in Section 8.6.

     “Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.

     “Material Adverse Effect” means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Company and its Subsidiaries taken as a whole, or (b) the ability of the Company to perform its obligations under this Agreement and the Notes, or (c) the validity or enforceability of this Agreement or the Notes.

     “Memorandum” is defined in Section 5.3.

     “Minimum Letter of Credit Amount” means, with respect to any Note as of any date, the sum of (a) 105% of the sum of (i) the outstanding principal amount of such Note on such date, plus (ii) the Make-Whole Amount which would be due with respect to such Note if such Note were to be prepaid in full on such date pursuant to Section 8.2, plus (b) an amount equal the amount of interest that would accrue on such Note during a period of 7 months.

     “Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).

     “NAIC” means the National Association of Insurance Commissioners or any successor thereto.

     “Net Proceeds Amount” means, with respect to any transfer of any property by any Person, an amount equal to the difference of

     (a) the aggregate amount of the consideration (valued at the Fair Market Value of such consideration at the time of the consummation of such Transfer) received by such Person in respect of such Transfer, net of any applicable taxes incurred in connection with such Transfer, minus

     (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such Transfer.

     “Notes” is defined in Section 1.

     “Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.

     “Original Site” is defined in the definition of “Project”.

     “PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.

     “Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.

     “Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.

     “Priority Debt” means, the sum, without duplication, of (i) Debt of the Company or any Subsidiary secured by Liens not otherwise permitted by clauses (a) through (i) of Section 10.5 and, but without duplication, (ii) all Debt of Subsidiaries (other than Debt owed to the Company or another Wholly-Owned Subsidiary).

     “Project” means the Company’s entry into a series of transactions whereby:

     (i) it will purchase one or more separate parcels of property in Elgin, Illinois, including the site located at 750 South State Street, Elgin, Illinois (the “Original Site”) and a proposed site located in suburban Chicago (the “Current Site”) (the “Property Purchases”);

     (ii) with respect to the Original Site (whether or not such site is purchased by the Company), (w) it has previously advanced approximately four million dollars ($4,000,000) to the City of Elgin, Illinois (or the applicable instrumentality thereof, the “City”) to facilitate its purchase of such site from the State of Illinois, (x) incur and/or advance up to an additional $8,000,000 in capital expenditures for the environmental remediation of site, demolition and removal of buildings on such site and preparation of such site for development (the amounts described in clause (w) and this clause (x) being evidenced by non-recourse notes made by the City of Elgin, Illinois or other instrumentality thereof payable to Company solely out of sales proceeds of the Original Site), (y) it may develop the Original Site for resale or its own operations and (z) it may sell such site prior to or after such development, as, in each case, the Company in its reasonable judgment may determine appropriate (but not if such site will be leased back to the Company or any Subsidiary) (collectively, the “Original Site Plan”);

     (iii) with regard to the Current Site, (y) it may construct additions to the buildings, expand the existing facilities and upgrade parts of the existing facility at the Current Site (collectively, the “Build Out”) and (z) it may operate for lease and lease portions of office facilities located on the Current Site not being used by the Company or its Subsidiaries to third parties (including leasing office space to the seller of the Current Site);

     (iv) it may sell and lease back (on an operating lease basis) all or a portion of its existing facilities located at 3001 Malmo Drive, Arlington Heights, Illinois, 2299 Busse Road, Chicago and 1851 Arthur Avenue, Chicago, Illinois and restructure its certain capital lease of the aforementioned Busse Road location as an operating lease, and in connection with such sales prepay the mortgage debt secured by these facilities and, in the case of the prepayment of the mortgage debt on the aforementioned Malmo drive facility, pay any prepayment penalties owing under and pursuant to the documents evidencing such debt (collectively, the “Sale and Leaseback Arrangements”). Furthermore, the Company may terminate the capital lease of the facility located at 300 East Touhy Avenue, Des Plaines, Illinois;

     (v) in connection with the rationalization of its operations in connection with the Project, it may sell or otherwise dispose of equipment and assets that are redundant, no longer necessary or no longer usable in its business or which have otherwise become obsolete; and

     (vi) it will acquire, refurbish, construct and/or renovate equipment, assets and facilities at the Original Site and the Current Site in connection with the development and operation of such locations.

     “property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.

     “Property Reinvestment Application” means, with respect to the Net Proceeds Amount (or any portion thereof) from any Transfer of property, the satisfaction of each of the following conditions:

     (a) such Net Proceeds Amount (or portion thereof) with respect to such Transfer shall have been applied to the acquisition by the Company, or any of its Subsidiaries making such Transfer, of property that upon such acquisition is unencumbered by any Lien (other than Liens described in subparagraphs (a) through (i), inclusive, of Section 10.5 and that

          (i) constitutes property that is (x) property classifiable under GAAP as non-current to the extent that such proceeds are derived from the Transfer of property that was properly classifiable as non-current, and otherwise properly classifiable as either current or non-current, and (y) to be used in the ordinary course of business of the Company and the Subsidiaries, or

          (ii) constitutes equity interests of a Person that shall be, on or prior to the time of such acquisition, a Subsidiary of the Company, and that shall invest the proceeds of such acquisition in property of the nature described in the immediately preceding clause (i); and

     (b) the Company shall have delivered a certificate of a Responsible Officer of the Company to each holder of a Note referring to Section 10.3 and identifying the property that was the subject of such Transfer, the Disposition Value of such property, and the nature, terms, amount and application of the proceeds from the Transfer.

     “PTE” means a Prohibited Transaction Exemption issued by the Department of Labor.

     “Purchaser” is defined in the first paragraph of this Agreement.

     “Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.

     “Related Fund” means, with respect to any holder of any Note, any fund or entity that (i) invests in Securities or bank loans, and (ii) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.

     “Required Holders” means, at any time, the holders of at least a majority in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).

     “Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.

     “Revolving Loans” means Debt incurred by the Company or any Subsidiary under a revolving loan or similar arrangement under which the Company or such Subsidiary is permitted to borrow, repay and reborrow from time to time.

     “SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.

     “Securities” or “Security” shall have the meaning specified in Section 2(1) of the Securities Act.

     “Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     “Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Company.

     “Senior Funded Debt” means all Funded Debt of the Company (other than Subordinated Funded Debt) and all Funded Debt of Subsidiaries.

     “Subordinated Funded Debt” means any Funded Debt of the Company that is in any manner subordinated in right of payment or security in any respect to Funded Debt evidenced by the Notes.

     “Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.

     “Subsidiary Stock” means the capital stock, membership interests, partnership interests or other ownership interests of a Subsidiary.

     “Supplemental Letter of Credit” is defined in Section 22.5(b).

     “SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.

     “Tangible Net Worth” means, as of any particular date, the difference between: (a) the consolidated total assets of the Company and its Subsidiaries as they would normally be shown on the consolidated balance sheet of the Company and its Subsidiaries in accordance with GAAP, adjusted by deducting: (i) all values attributable to general intangibles as determined in accordance with GAAP; and by deducting (ii) accounts receivable due from Affiliates with no further adjustment required for accounts receivable due from Affiliates already eliminated in combination except accounts receivable due from Affiliates which the Company could legally collect by setoff against accounts receivable due to Affiliates; and (b) the consolidated total liabilities of the Company and its Subsidiaries as they would normally be shown on the balance sheet of the Company and its Subsidiaries, adjusted by adding as liabilities: (i) all capitalized leases and guarantees of the indebtedness of Affiliates, with no further adjustment required for guaranteed indebtedness already included in the consolidated balance sheet, and by deducting from liabilities, (ii) any and all liabilities which are expressly subordinated on terms reasonably satisfactory to the Required Holders.

     “Transfer” means, with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including, without limitation, Subsidiary Stock. For purposes of determining the application of the Net Proceeds Amount in respect of any Transfer, the Company may designate any transfer as one or more separate Transfers each yielding a separate Net Proceeds Amount. In any such case, the Disposition Value of any property subject to each such separate Transfer shall be determined by ratably allocating the aggregate Disposition Value of all property subject to all such separate Transfers to each such separate Transfer on a proportionate basis.

     “Unallocated Cash Flow” means, for any period of determination, for the Company and its Subsidiaries on a consolidated basis (a) EBITDA during such period, plus (b) net new long term debt incurred during such period, plus (c) net capital contributions during such period, minus (d) the amount of cash income taxes paid during such period, minus (e) the amount of cash dividends paid during such period, minus (f) the amount of cash interest paid during such period, minus (g) the lesser of (i) depreciation or (ii) actual capital expenditures.

     “USA Patriot Act” means United States Public Law 107-56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.

     “Wholly-Owned Subsidiary” means, at any time, any Subsidiary one hundred percent of all of the equity interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly-Owned Subsidiaries at such time.

Schedule 5.3
Disclosure

1.	Quarterly Report on Form 10-Q for the period ended September 23, 2004

2.	Current Report on Form 8-K filed with the SEC on November 15, 2004

3.	Current Report on Form 8-K filed with the SEC on November 23, 2004

4.	Current Report on Form 8-K filed with the SEC on December 6, 2004

5.	Current Report on Form 8-K filed with the SEC on December 8, 2004

6.	Sales for top 10 customers for the last three fiscal years

7.	Top customers as a percentage of net sales for fiscal 2004

8.	Schedule of peanut and tree nut sourcing

9.	Pricing section of the revolver agreement as amended

10.	Listing of revolver amendments with descriptions

11.	Insurance coverage summary

12.	Schedule of legal fees for the last three fiscal years

13.	Schedule of investment vs. financing for the facility consolidation project

14.	Sales and gross margin by product type for the last three fiscal years

15.	Inventory detail and the end of period 5 of FY 2005

16.	Facility consolidation project cost and savings detail – cash basis

Schedule 5.3
(to Note Purchase Agreement)

Schedule 5.4(ii)
Company’s Directors and Officers

Directors
John W. A. Buyers
Governor Jim Edgar
Jasper B. Sanfilippo
Mathias A. Valentine
Michael J. Valentine
Jeffrey T. Sanfilippo
Timothy R. Donovan
Jasper B. Sanfilippo, Jr.

Officers
Jasper B. Sanfilippo — Chairman of the Board and Chief Executive Officer
Mathias A. Valentine — President
Michael J. Valentine — Executive Vice President Finance, Chief Financial Officer and Secretary
Jeffrey T. Sanfilippo — Executive Vice President Sales and Marketing
Jasper B. Sanfilippo, Jr. — Executive Vice President of Operations and Assistant Secretary
James A. Valentine — Executive Vice President Information Technology
James M. Barker — Senior Vice President Sales and Marketing
William R. Pokrajac — Vice President Finance
Walter R. Tankersley, Jr. — Senior Vice president industrial Sales
Everardo Soria — Senior Vice President Pecan Operations and Procurement
Herbert J. Marros — Controller
Charles M. Nicketta — Senior Vice President of Manufacturing
Arthur L. Timp — Senior Vice President of Corporate Operations

Schedule 5.4(ii)
(to Note Purchase Agreement)

Schedule 5.5
Financial Statements

The Company has delivered to each Purchaser the financial statements contained in the Company’s (i) quarterly report on Form 10-Q for the period ended September 23, 2004; (i) annual report on Form 10-K for the fiscal year ended June 24, 2004; and (ii) Prospectus filed March 24, 2004.

Schedule 5.5
(to Note Purchase Agreement)

Schedule 5.15
Existing Debt of the Company as of September 23, 2004

Decatur County – Bainbridge Industrial Development Revenue Bonds	$6,480,000
Mortgage, Arlington Heights facility	1,874,604
Capital Lease – Elk Grove Village facility	3,914,056
Capital Lease – Des Plaines facility	1,186,769

$13,455,429

Schedule 5.15
(to Note Purchase Agreement)

Schedule 10.5

Existing Liens

See Attached.

Schedule 10.5
(to Note Purchase Agreement)

UCC Lien Search Results
John B. Sanfilippo & Son, Inc.

Search		Thru	File	File
Type:	Jurisdiction:	Date:	Date:	Number:	Secured Party:	Description of Collateral:
John B. Sanfilippo & Son, Inc.
UCC - State	California Secretary of State	11/22/04	8/22/02	0223560300	Hawkins Land Company, a California general partnership P.O. Box 1022 Hughson, CA 95326	A purchase money security interest in all almonds grown on and harvested from secured party’s almond orchards of approximately 1,377 acres located in or near Denair, California known as Hawkins 1 and 2 during the 2002, 2003 and 2004 crop years, and sold to debtor, including any and all proceeds from the sale, destruction, loss or other disposition of the almonds, including without limitation insurance proceeds. Secured Party’s purchase money security interest in the foregoing is subordinate to the interests of the following lenders of debtor, or to any successor-in-interest of any such lender: Prudential Insurance Company of America; Teachers’ Insurance and Annuity Association; U.S. Bank, N.A.; LaSalle Bank, N.A. and Sun Trust Bank, N.A.

			8/22/02	0223560308	Hawkins Land Company, a California general partnership P.O. Box 1022 Hughson, CA 95326	A purchase money security interest in all almonds grown on and harvested from secured party’s almond orchards of approximately 640 acres located in or near Denair, California known as Hawkins 4 beginning with 2002 crop year and continuing thereafter from season to season until terminated and sold to debtor, including any and all proceeds from the sale, destruction, loss or other disposition of the almonds, including without limitation insurance proceeds. Secured Party’s purchase money security interest in the foregoing is subordinate to the interests of the following lenders of debtor, or to any successor-in-interest of any such lender: Prudential Insurance Company of America; Teachers’ Insurance and Annuity Association; U.S. Bank, N.A.; LaSalle Bank, N.A. and Sun Trust Bank, N.A.

[Form of Note]

John B. Sanfilippo & Son, Inc.

4.67% Senior Note Due December 1, 2014

No. [ ]	[Date]
$[ ]	PPN: 800422 C# 2

     For Value Received, the undersigned, John B. Sanfilippo & Son, Inc. (herein called the “Company”), a corporation organized and existing under the laws of the State of Delaware, hereby promises to pay to [         ], or registered assigns, the principal sum of [         ] Dollars (or so much thereof as shall not have been prepaid) on December 1, 2014, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance hereof at the rate of 4.67% per annum from the date hereof, payable semiannually, on the 1st day of June and December in each year, commencing with the June 1 or December 1 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, at a rate per annum from time to time equal to the greater of (i) 6.47% or (ii) 2.00% over the rate of interest publicly announced by The Bank of New York from time to time in New York, New York as its “base” or “prime” rate, on any overdue payment of interest and, during the continuance of an Event of Default, on the unpaid balance hereof and on any overdue payment of any Make-Whole Amount, payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).

     Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at the principal office of the Company in the United States, or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.

     This Note is one of a series of Senior Notes (herein called the “Notes”) issued pursuant to the Note Purchase Agreement, dated as of December 16, 2004 (as from time to time amended, the “Note Purchase Agreement”), between the Company and the respective Purchasers named therein and is entitled to the benefits thereof. Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6.2 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

     This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.

Exhibit 1
(to Note Purchase Agreement)

     The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.

     If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreement.

     This Note shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

JOHN B. SANFILIPPO & SON, INC.

By:

[Title]

Form of Opinion of Special Counsel
to the Company

Matters To Be Covered in
Opinion of Special Counsel to the Company

     1. Each of the Company and its Subsidiaries being duly incorporated, validly existing and in good standing and having requisite corporate power and authority to issue and sell the Notes and to execute and deliver the documents.

     2. Each of the Company and its Subsidiaries being duly qualified and in good standing as a foreign corporation in appropriate jurisdictions.

     3. Due authorization and execution of the documents and such documents being legal, valid, binding and enforceable.

     4. No conflicts with charter documents, laws or material agreements.

     5. All consents required to issue and sell the Notes and to execute and deliver the documents having been obtained.

     6. No litigation of which counsel is aware questioning validity of documents.

     7. The Notes not requiring registration under the Securities Act of 1933, as amended; no need to qualify an indenture under the Trust Indenture Act of 1939, as amended.

     8. No violation of Regulations T, U or X of the Federal Reserve Board.

     9. Company not an “investment company”, or a company “controlled” by an “investment company”, under the Investment Company Act of 1940, as amended.

Exhibit 4.4(a)
(To Note Purchase Agreement)

Form of Opinion of Special Counsel
to The Purchasers

[To Be Provided on a Case by Case Basis]

Exhibit 4.4(b)
(To Note Purchase Agreement)

Form of Compliance Certificate

     Pursuant to Section 7.2(a) of the Note Purchase Agreement dated as of the 16th day of December, 2004, as the same may be amended, replaced, restated or supplemented from time to time (the “Note Agreement”) by and among John B. Sanfilippo & Son, Inc., a Delaware corporation (the “Company”), and each of the purchasers party thereto (each, a “Purchaser” and, collectively, the “Purchasers”), the undersigned certifies to the holders of the Company’s 4.67% Senior Notes due December 1, 2014 as follows (with capitalized terms not defined herein having the meanings given to such terms in the Note Agreement):

1.	The financial statements of the Company attached hereto (the “Financial Statements”) for the period ending , 20 (the “Determination Date”) have been prepared in accordance with the requirements of Section 23.3 of the Note Agreement.

2.	The Company is in compliance with all of the covenants set forth in Sections 10.1, 10.3 and 10.4 of the Note Agreement as of the Determination Date.

Yes No

3.	Except as indicated by a check in a “No” box below, the Company is in compliance with the covenants set forth in Section 10.1 of the Note Agreement as of the Determination Date, as follows:

a.	Tangible Net Worth as of the Determination Date is required to be not less than $ , as shown on the attached Calculations; the Company’s actual Tangible Net Worth as of the Determination Date is $ , as shown on the attached Calculations

In Compliance: Yes No

b.	The Leverage Ratio as of the Determination Date is required to be not more than 3.50 to 1.00; the Company’s actual Leverage Ratio as of the Determination Date is to 1.00, as shown on the Calculations attached hereto.*

In Compliance: Yes No

c.	The Fixed Charge Coverage Ratio as of the Determination Date is required to be not less than 1.20 to 1.00; the Company’s actual Fixed Charge Cover Ratio as of the Determination Date is to 1.00, as shown on the Calculations attached hereto.*

In Compliance: Yes No

* Include with quarterly and annual financial statements.

Exhibit 7.2(a)
(To Note Purchase Agreement)

4.	Except as otherwise indicated by a check in a “No” box below, the Company is in compliance with the covenants set forth in Section 10.3 of the Note Agreement as of the Determination Date, as follows:

a.	Each Asset Disposition that occurred in the [12 month period ending on the Determination Date] [the four consecutive Fiscal Quarters ending on the Determination Date] (the “Subject Asset Dispositions”) was, in the good faith opinion of the Company, in exchange for consideration having a Fair Market Value at least equal to that of the property exchanged and was in the best interest of the Company or its Subsidiary making such Asset Disposition.

In Compliance: Yes No

b.	Immediately after giving effect to each Subject Asset Disposition, no Default or Event of Default exists (determined in accordance with the provisions of Section 10.3(b) of the Note Agreement), as shown on the Calculations attached hereto.

In Compliance: Yes No

c.	(1) The Disposition Values in respect of all property that was subject to the Subject Asset Dispositions $ , as shown on the Calculations attached hereto; (2) the Company’s Consolidated Total Assets as of the Determination Date was $ ; (3) 15% of the amount set forth in (2) is $ ; and (4) the amount set forth in (1) is required to be no more than the amount set forth in (3).

In Compliance: Yes No

5.	Except as indicated by a check in a “No” box below, the Company is in compliance with the covenants set forth in Section 10.4 of the Note Agreement, as follows:

a.	The outstanding amount of all Priority Debt as of the Determination Date is $ , as shown on the Calculations attached hereto.

b.	Tangible Net Worth as of the Determination Date was $ , as shown on the Calculations attached hereto.

c.	20% of the amount set forth in (b) is $ .

d.	The amount set forth in (a) is required to be no more than the amount set forth in (c).

In Compliance: Yes No

6.	All calculations related to the amounts set forth in each of 3 through 5 above are attached hereto and all of such calculations are true and correct and prepared consistent with the requirements of the Note Agreement.

Dated:	JOHN B. SANFILIPPO & SON, INC.

By:

[Title]

Calculations
(as of the Determination Date)

Tangible Net Worth
Consolidated total assets			$	_____________
Minus general intangibles			$	_____________
Minus accounts receivable due from Affiliates			$	_____________
Minus consolidated total liabilities			$	_____________
Plus capitalized leases and guarantees of indebtedness of the Affiliates			$	_____________
Plus subordinated debt			$	_____________
Tangible Net Worth			$	_____________
Initially required Tangible Net Worth				$113,829,000
Plus 50% of consolidated positive annual net income
For the Fiscal Year ending June :**			$	_____________
Consolidated positive annual net income	$	_____________
50% of consolidated positive annual net income	$	_____________
Currently Required Tangible Net Worth			$	_____________
EBITDA for the Four Consecutive Fiscal Quarters Ending on the Determination Date
Consolidated net income			$	_____________
Plus income taxes			$	_____________
Plus interest expense:
Implicit interest expense on capitalized leases	$	_____________
Other interest expense	$	_____________
Total interest expense:			$	_____________
Plus depreciation			$	_____________
Plus amortization			$	_____________
Plus non-cash expenses or charges:
Non-cash charges associated with
FAS 142 adjustments	$	_____________
One-time slotting fees or distribution allowances	$	_____________
Other non-cash expenses or charges	$	_____________
Total non-cash expenses or charges:			$	_____________

     ** Repeat for each completed Fiscal Year beginning with the Fiscal Year ending on the last Thursday in June, 2005.

Minus non-operating gains:
Extraordinary or nonrecurring gains			$	_____________
Gains from discontinuance of operations			$	_____________
Gains arising from the sale of assets (other than inventory)			$	_____________
Gains arising from the sale of property			$	_____________
Gains arising from the sale of plant and equipment			$	_____________
Total non- operating gains:					$	_____________
Minus similar non-operating losses during
such period ending on the Determination Date					$	_____________
Total EBITDA					$	_____________
Leverage Ratio
Funded Debt (excluding Revolving Loans)					$	_____________
Plus averaged outstanding balance of Revolving Loans as of the last day of the month for each of the twelve preceding months					$	_____________
Divided by EBITDA for the four consecutive Fiscal Quarters ending on the Determination Date					$	_____________
Leverage Ratio						_____________
Fixed Charge Coverage Ratio
EBITDA for the four consecutive Fiscal Quarters ending on the Determination Date					$	_____________
Plus net new long term debt including during such four Fiscal Quarters					$	_____________
Plus net capital contributions during such four Fiscal Quarters					$	_____________
Minus cash income taxes paid during such four Fiscal Quarters					$	_____________
Minus cash dividends during such four Fiscal Quarters					$	_____________
Minus cash interest paid during such four Fiscal Quarters					$	_____________
Minus the lesser of:
Depreciation	$	_____________
Actual capital expenditures	$	_____________
					$	_____________
Unallocated Cash Flow					$	_____________
Plus Cash interest paid					$	_____________
Total:					$	_____________
Divided by:
Principal paid on long term debt			$	_____________
Plus cash interest paid			$	_____________
Total:					$	_____________
Fixed Charge Coverage Ratio						_____________

Disposition Value of Subject Asset Dispositions

Disposition Value of Transfer of ***	$	_____________
Minus Disposition Value of above Transfers the Net Proceeds of which were applied to Debt Prepayment Application or Property Reinvestment Application	$	_____________
Total Disposition Value of Subject Asset Dispositions	$	_____________
Priority Debt
Debt of the Company or any Subsidiary secured by Liens other than Liens permitted by clauses (a) through (i) of Section 10.5	$	_____________
Plus Debt of Subsidiaries not included above (other than Debt owed to the Company or any other Wholly-Owned Subsidiary)	$	_____________
Total Priority Debt	$	_____________

     ** Repeat for each Subject Asset Disposition, including Transfers of property that would be Asset Dispositions but for the application of Net Proceeds Amounts therefrom to Debt Prepayment Applications or Property Reinvestment Applications. Indicate if Net Proceeds applied to Debt Prepayment Applications or Property Reinvestment Applications. If less than 100% of the Net Proceeds so applied, show computations.